Exhibit 25

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2) ☐

BNY MIDWEST TRUST COMPANY

(formerly known as CTC Illinois Trust Company)

(Exact name of trustee as specified in its charter)

Illinois	36-3800435
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

2 North LaSalle Street Suite 1020 Chicago, Illinois	60602
(Address of principal executive offices)	(Zip code)

Constellation Brands, Inc.

(Exact name of obligor as specified in its charter)

Delaware	16-0716709
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

Constellation Wines U.S., Inc.

(Exact name of obligor as specified in its charter)

New York	16-1462887
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

Constellation Aviation, Inc.

(Exact name of obligor as specified in its charter)

New York	16-0865491
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

Constellation Leasing, LLC

(Exact name of obligor as specified in its charter)

New York	56-2596168
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

Franciscan Vineyards, Inc.

(Exact name of obligor as specified in its charter)

Delaware	94-2602962
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

Allberry, Inc.

(Exact name of obligor as specified in its charter)

California	68-0324763
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

Cloud Peak Corporation

(Exact name of obligor as specified in its charter)

California	68-0324762
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

Mt. Veeder Corporation

(Exact name of obligor as specified in its charter)

California	94-2862667
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

Barton Incorporated

(Exact name of obligor as specified in its charter)

Delaware	36-3500366
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

Barton Brands, Ltd.

(Exact name of obligor as specified in its charter)

Delaware	36-3185921
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

Barton Beers, Ltd.

(Exact name of obligor as specified in its charter)

Maryland	36-2855879
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

Barton Brands of California, Inc.

(Exact name of obligor as specified in its charter)

Connecticut	06-1048198
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

Barton Brands of Georgia, Inc.

(Exact name of obligor as specified in its charter)

Georgia	58-1215938
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

Barton Distillers Import Corp.

(Exact name of obligor as specified in its charter)

New York	13-1794441
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

Barton Financial Corporation

(Exact name of obligor as specified in its charter)

Delaware	51-0311795
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

Barton Canada, Ltd.

(Exact name of obligor as specified in its charter)

Illinois	36-4283446
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

Barton Beers of Wisconsin, Ltd.

(Exact name of obligor as specified in its charter)

Wisconsin	39-0638900
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

Monarch Import Company

(Exact name of obligor as specified in its charter)

Illinois	36-3539106
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

Constellation Trading Company, Inc.

(Exact name of obligor as specified in its charter)

New York	77-0644374
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

The Robert Mondavi Corporation

(Exact name of obligor as specified in its charter)

California	94-2765451
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

R.M.E., Inc.

(Exact name of obligor as specified in its charter)

California	94-2456957
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

Robert Mondavi Winery

(Exact name of obligor as specified in its charter)

California	94-1628339
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

Robert Mondavi Investments

(Exact name of obligor as specified in its charter)

California	68-0248575
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

Robert Mondavi Affiliates

(Exact name of obligor as specified in its charter)

California	68-0248574
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

Robert Mondavi Properties, Inc.

(Exact name of obligor as specified in its charter)

California	94-2750477
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

370 Woodcliff Drive, Suite 300 Fairport, New York	14450
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Office of Banks & Trust Companies of the State of Illinois	500 E. Monroe Street Springfield, Illinois 62701-1532

Federal Reserve Bank of Chicago	230 S. LaSalle Street Chicago, Illinois 60603

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

2,3.	A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 31st day of July, 2006.

BNY Midwest Trust Company

By:	/S/ M. Callahan
Name:	M. Callahan
Title:	Vice President

DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION

Division of Banks and Real Estate

CONSOLIDATED REPORT OF CONDITION

OF

BNY Midwest Trust Company

2 North LaSalle Street

Suite 1020

Chicago, Illinois 60602

Including the institution’s domestic and foreign subsidiaries completed as of the close of business on March 31, 2006, submitted in response to the call of the Illinois Department of Financial and Professional Regulation.

ASSETS	Thousands of Dollars
(000)
Cash and Due from Depository Institution	62,504
U.S. Treasury Securities	- 0 -
Obligations of States and Political Subdivisions	- 0 -
Other Bonds, Notes and Debentures	- 0 -
Corporate Stock	- 0 -
Trust Company Premises, Furniture, Fixtures and Other Assets Representing Trust Company Premises	1,006
Accounts Receivable	2,664
Goodwill	86,816
Intangibles	-0-
Other Assets	1,038
(Itemize amounts greater than 15% of Line 10)
Income Taxes Receivable	880

TOTAL ASSETS	154,028

DEPARTMENT OF FINANCIAL AND PROFESSIONAL REGULATION

Division of Banks and Real Estate

CONSOLIDATED REPORT OF CONDITION

OF

BNY Midwest Trust Company

2 North LaSalle Street

Suite 1020

Chicago, Illinois 60602

LIABILITIES	Thousands of Dollars
Accounts Payable	196
Taxes Payable	0
Other Liabilities for Borrowed Money	25,425
Other Liabilities
(Itemize amounts greater than 15% of Line 14)	19,079
Reserve for Taxes	18,048

TOTAL LIABILITIES	44,700
EQUITY CAPITAL
Preferred Stock	- 0 -
Common Stock	2,000
Surplus	67,130
Reserve for Operating Expenses	- 0 -
Retained Earnings (Loss)	40,198
TOTAL EQUITY CAPITAL	109,328
TOTAL LIABILITIES AND EQUITY CAPITAL	154,028

I,     Robert L. DePaola, Vice President

(Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

/s/ Robert L. DePaola
(Signature of Officer Authorized to Sign Report)